EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES ACCELERATION

OF STOCK OPTION VESTING

LOUISVILLE, Ky. (December 15, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced that its Executive Compensation Committee of the Board of Directors has accelerated the vesting of all unvested stock options awarded to employees and officers under the Company’s 2001 Stock Incentive Plan, which have exercise prices greater than the closing price at December 14, 2005 of $26.48 per share. These underwater options to purchase approximately 944,000 shares became exercisable immediately as a result of the vesting acceleration.

The Company expects to adopt Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”), “Share-Based Payment” on January 1, 2006 and recognize compensation expense prospectively for non-vested stock options outstanding at December 31, 2005 and for all future stock option grants. The decision by the Executive Compensation Committee to accelerate the vesting of the outstanding underwater stock options was made primarily to reduce compensation expense that otherwise would be recorded in future periods following the adoption of SFAS 123R. In addition, the Committee believes that this action further enhances management’s focus on increasing shareholder returns and will increase employee morale and retention.

The acceleration of the vesting of these underwater stock options will reduce the amounts to be recognized by the Company as share-based compensation expense, net of income taxes, by approximately $3.4 million in 2006, $3.4 million in 2007, $2.8 million in 2008, and $1.2 million in 2009, based on the fair value method of SFAS 123R.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its Master Lease Agreements with Ventas, Inc. (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in nursing center Medicare reimbursement resulting from revised resource utilization groupings payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through it subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

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